Sub-Item 77Q1(f)
Exhibit to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement

May 28, 2010

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Gentlemen:

We have read Item 77K of Form N-SAR, dated May 28, 2010, of Delaware Investments(r)
Minnesota Municipal Income Fund II, Inc. and are in agreement with the statements contained therein.

       Yours very truly,

       /s/ Ernst & Young LLP

835343-1